SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): March 4, 2003




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 7. Financial Statements, Exhibits

        (c)  Exhibits

             99.1 Press Release of Citizens Communications Company released March 4, 2003 announcing earnings for the quarter and year ended December 31, 2002.

             99.2 Financial and operating data

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Robert J. Larson
                             --------------------------------
                             Robert J. Larson
                             Senior Vice President and Chief Accounting Officer

Date:  March 4, 2003

                                        Exhibit 99.1


                                                        Citizens Communications
                                                        3 High Ridge Park
                                                        Stamford, CT 06905
                                                        203.614.5600
                                                        Web site: www.czn.net
                                                        FOR IMMEDIATE RELEASE
Contacts:
Brigid M. Smith                 Michael A. Zarrella
Assistant Vice President        Vice President
Corporate Communications        Corporate Development
203.614.5042                    203.614.5179
bsmith@czn.com                  mzarrell@czn.com


                        Citizens Communications Reports
                          2002 Fourth-Quarter Results

Stamford, Conn., Mar. 4, 2003 - Citizens Communications (NYSE:CZN) today reported revenues of $520 million from its ILEC operations for the quarter ended Dec. 31, 2002. The ILEC segment produced adjusted EBITDA of $278 million and had capital expenditures of $83 million for the quarter.

The company produced free cash flow of $333 million for the full year 2002 and achieved a net debt to annualized Adjusted EBITDA ratio for the fourth quarter of 3.9x, surpassing the targeted year-end ratio. The company prepaid $344 million of debt during the quarter and repaid $1.06 billion (or 16 percent) of its debt during the year, and ended the quarter with over $393 million in cash.

The company remains focused on and committed to the continuing improvement of its balance sheet through the generation of free cash flow applied to further debt reduction. In addition, the sale of the company's Arizona Electric and Gas divisions for $230 million in cash and the sale of The Gas Company of Hawaii division for $115 million in cash are expected to close during the second half of 2003. The net proceeds from these sales will be used to further reduce debt.

For the fourth quarter 2002 consolidated results were revenues of $659 million; operating income of $99 million; capital expenditures of $115 million; free cash flow of $71 million; and the net loss was $24 million.

During the fourth quarter the company also reduced stockholders' equity by $112 million as a result of certain pension matters previously disclosed. After giving effect to this reduction the company's "net worth" as calculated pursuant to certain debt agreements was $1.83 billion at Dec. 31, 2002.

Telecommunications
Fourth quarter 2002 revenue from the company's ILEC operations was $520.4 million, up $9.7 million or 2 percent from $510.7 million in the fourth quarter of 2001, primarily due to continued increases in penetration of data, enhanced service and long-distance products, sales of special access services and increased subsidies. For the full year, revenue from the company's ILEC operations was $2.063 billion, up $468.9 million, or 29 percent.

ILEC operating income for the fourth quarter was $89.2 million, up $56.2 million, or 170 percent from the fourth quarter of 2001, and for the full year was $413 million compared to $221 million in 2001.

Adjusted EBITDA for the fourth quarter of 2002 was $278 million, an increase of $24 million or 10 percent compared to the prior year quarter. Adjusted EBITDA margin for the fourth-quarter of 2002 increased to 53.5 percent from 49.7 percent in the fourth quarter of 2001, reflecting increases in high-margin revenues, an ongoing focus on increased productivity and the efficiencies achieved from consolidation of the company's activities. Adjusted EBITDA for the full year 2002 was $1.097 billion, an increase of $294 million or 37 percent from the prior year.

Capital expenditures for the ILEC were $83 million and operating cash flow (Adjusted EBITDA minus capital expenditures) was $195 million for the quarter. For the full year 2002 ILEC capital expenditures were $289 million and operating cash flow was $808 million.

Fourth-quarter 2002 revenue from Electric Lightwave totaled $41.2 million, Adjusted EBITDA was $9.8 million, capital expenditures were $3.8 million and operating cash flow was $6 million. For the full year 2002, revenue totaled $175 million, Adjusted EBITDA was $17.1 million, capital expenditures were $12 million and operating cash flow was $5.1 million.

Public Service
The gas and electric segments accounted for $97 million of fourth-quarter 2002 consolidated revenue, $10.2 million of Adjusted EBITDA and $9.1 million of capital expenditures. For the full year 2002, the gas and electric segment accounted for $431.3 million of consolidated revenue, $76.1 million of Adjusted EBITDA, $39.7 million of capital expenditures and $36.4 million of operating cash flow.

Adjusted EBITDA is EBITDA (operating income plus depreciation and amortization) plus restructuring and other expenses, loss on impairment and reserve for telecommunications bankruptcies. Free cash flow is operating income plus depreciation and amortization and the loss on impairment, minus cash capital expenditures, cash interest expense and cash taxes. EBITDA is a measure commonly used to analyze companies on the basis of operating performance. EBITDA is not a measure of financial performance under generally accepted accounting principles nor is it an alternative to cash flow as a measure of liquidity and may not be comparable to similarly titled measures of other companies. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the Securities and Exchange Commission.

About Citizens Communications
More information about Citizens can be found at www.czn.net.

This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results because of, but not limited to, changes in local and national economies, the state of the telecommunications industry, changes in market conditions for debt and equity securities, the nature and pace of technological changes, the number and effectiveness of competitors in the company's markets, success in overall strategy, changes in legal or regulatory policy, changes in legislation and the mix of products and services offered in the company's markets. These important factors should be considered in evaluating any statement contained herein and/or made by the company or on its behalf. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                                                Exhibit 99.2


                         Citizens Communications Company
                           Consolidated Financial Data
                                   (unaudited)

                                                  For the quarter ended                 For the year ended
                                                       December 31,                         December 31,
                                               --------------------------           --------------------------
                                                                              %                                     %
(Amounts in thousands - except per-share             2002         2001      Change        2002         2001      Change
  amounts)                                     -----------------------------------  ------------------------------------

Income Statement Data
Continuing operations
  Revenue                                         $ 658,728    $ 665,849      -1%    $ 2,669,332   $2,456,993        9%
  Cost of services                                  119,101      122,271      -3%        476,920      599,378      -20%
  Other operating expenses (1)                      241,397      271,073     -11%      1,002,355      951,710        5%
  Depreciation and amortization (2)                 191,359      218,602     -12%        755,522      632,336       19%
  Reserve for telecommunications bankruptcies        (6,925)      21,200    -133%         10,880       21,200      -49%
  Restructuring and other expenses (3)               15,274        6,325     141%         37,186       19,327       92%
  Loss on impairment (4)                                  -            -        -      1,074,058            -      100%
  Operating income (loss)                            98,522       26,378     274%       (687,589)     233,042     -395%
  Investment and other loss, net                    (19,828)     (82,036)     76%        (82,553)     (65,541)     -26%
  Gain on sale of assets                              7,897            -     100%          9,798      139,304      -93%
  Interest expense                                  113,280      122,845      -8%        477,506      385,536       24%
  Income tax expense (benefit)                        9,814      (63,988)    115%       (414,874)     (14,805)   -2702%
Income (loss) from discontinued operations,
  net of tax                                              -        6,200    -100%         (1,478)      17,875     -108%
Gain on disposal of water segment, net of tax        12,043            -     100%        181,369            -      100%
Extraordinary expense-discontinuation of Statement of
  Financial Accounting Standards No. 71, net of tax       -            -        -              -       43,631     -100%
Cumulative effect of change in accounting
  principle (5)                                           -            -        -         39,812            -     -100%
   Carrying cost of equity forward contracts              -            -        -              -       13,650     -100%
Net loss available to common shareholders           (24,460)    (108,315)     77%       (682,897)    (103,332)    -561%

Other Financial Data
Adjusted EBITDA from continuing operations (6)    $ 298,230    $ 272,505       9%    $ 1,190,057   $  905,905       31%
Total capital expenditures (7)                      114,538      177,666     -36%        358,741      487,271      -26%
Free cash flow (7) (8)                               70,945      (72,363)    198%        333,174       77,523      330%

Long-term debt (9)                                4,957,361    5,534,906     -10%      4,957,361    5,534,906      -10%

Total debt (9)                                    5,016,272    6,018,812     -17%      5,016,272    6,018,812      -17%
  Less: Cash and cash equivalents                   393,177      215,869      82%        393,177      215,869       82%
Net debt                                          4,623,095    5,802,943     -20%      4,623,095    5,802,943      -20%

Net debt to annualized Adjusted EBITDA                  3.9          5.3     -26%            3.9          6.4      -39%
Interest coverage                                       2.6          2.2      18%            2.5          2.3        9%

Shares of common stock outstanding                  282,484      281,291       0%        282,484      281,291        0%
Weighted average shares outstanding                 281,096      279,675       1%        280,686      273,721        3%

Net loss available to common shareholders (10)    $   (0.09)   $   (0.39)     77%    $     (2.43)  $    (0.38)    -539%

(1) Includes $3,715,000 and $21,380,000 of acquisition assimilation expenses for the quarter and year ended December 31, 2001, respectively.
(2) Includes $10,577,000 and $23,379,000 of accelerated depreciation for the quarter and year ended December 31, 2002, respectively, related to the closing of our Plano, Texas facility. Also includes $37,526,000 and
     $91,219,000 of goodwill amortization for the quarter and year ended December 31, 2001, respectively.
(3)  Primarily severance costs.
(4)  Shown as the pre-tax amount.
(5)  Write-off of ELI's goodwill.
(6) Adjusted EBITDA is operating income plus depreciation and amortization, the reserve for telecommunications bankruptcies, restructuring and other expenses and loss on impairment. Adjusted EBITDA is a measure commonly used to analyze companies on the basis of operating performance. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance nor an alternative to cash flow as a measure of liquidity and may not be comparable to similarly titled measures of other companies (see segment footnote in the SEC Form 10-K).
(7) Excludes $110,000,000 of previously leased facilities purchased by ELI in April 2002.
(8) Free cash flow is operating income plus depreciation and amortization and loss on impairment minus cash interest expense, cash income taxes and cash capital expenditures.
(9) Excludes equity units. Total debt includes current portion of long term debt.
(10) Calculated based on weighted average shares outstanding.

                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                  For the quarter ended                    For the year ended
                                                       December 31,                           December 31,
                                                ---------------------------            ---------------------------
(Dollars in thousands, except operating data)                                  %                                      %
TELECOMMUNICATIONS (1)                              2002         2001       Change         2002         2001       Change
                                                -------------------------------------  -------------------------------------

Select Income Statement Data
Revenue
     Access services                               $ 169,762     $ 170,902       -1%    $   673,456     $ 564,670       19%
     Local services                                  219,217       215,452        2%        869,907       673,320       29%
     Long distance and data services                  78,207        73,130        7%        305,455       208,274       47%
     Directory services                               25,886        25,433        2%        104,383        72,375       44%
     Other                                            27,339        25,801        6%        109,704        75,414       45%
        ILEC revenue                                 520,411       510,718        2%      2,062,905     1,594,053       29%
     Electric Lightwave                               41,235        50,083      -18%        175,079       223,391      -22%
Total revenue                                        561,646       560,801        0%      2,237,984     1,817,444       23%

Expenses
     Network access expense                           60,688        64,856       -6%        235,462       194,094       21%
     Other operating expenses (2)                    212,923       236,322      -10%        888,560       807,739       10%
     Depreciation and amortization (3)               191,351       218,151      -12%        755,158       625,293       21%
     Reserve for telecommunications bankruptcies      (6,925)       21,200     -133%         10,880        21,200      -49%
     Restructuring and other expenses (4)             15,274         6,325      141%         37,186        19,327       92%
     Loss on impairment (5)                                -             -         -        656,658             -      100%
Total expenses                                       473,311       546,854      -13%      2,583,904     1,667,653       55%

Adjusted EBITDA and Capital Expenditure Data
     ILEC Adjusted EBITDA (6)                      $ 278,247     $ 253,915       10%    $ 1,096,864     $ 802,577       37%
     ILEC Adjusted EBITDA margin                       53.5%         49.7%        8%          53.2%         50.3%        6%
     ILEC capital expenditures                     $  83,343     $ 149,345      -44%    $   288,823     $ 391,377      -26%
     ELI Adjusted EBITDA (6)                           9,788         5,708       71%         17,098        13,034       31%
     ELI capital expenditures (7)                      3,800         8,381      -55%         12,003        28,233      -57%

Operating Income (Loss)
     ILEC                                          $  89,174     $  32,999      170%    $   413,241     $ 220,956       87%
     ELI                                                (839)      (19,052)      96%       (759,161)      (71,165)    -967%

Operating Data
     ILEC access lines                             2,444,400     2,481,409       -1%      2,444,400     2,481,409       -1%
     ILEC switched access minutes of use
       (in millions)                                   3,069         3,107       -1%         12,252         9,937       23%
     ILEC average monthly revenue per average line $   70.75     $   68.48        3%    $     69.80     $   68.76        2%


(1)  Includes our Incumbent Local Exchange Carrier (ILEC) and Electric Lightwave, Inc. (ELI) businesses.
(2)  See footnote (1) on first page.
(3)  See footnote (2) on first page.
(4)  See footnote (3) on first page.
(5)  See footnote (4) on first page.
(6)  See footnote (6) on first page.
(7)  See footnote (7) on first page.

                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                              For the quarter ended                      For the year ended
                                                   December 31,                              December 31,
                                          -----------------------------             -----------------------------
(Dollars in thousands)                                                     %                                         %
GAS AND ELECTRIC SECTORS (1)                   2002          2001        Change          2002          2001        Change
                                          ----------------------------------------  ----------------------------------------

Select Income Statement Data
Revenue                                         $ 97,083     $ 105,048        -8%        $ 431,348     $ 639,549       -33%
Gas, electric energy and fuel oil purchased       58,413        57,415         2%          241,458       405,284       -40%
Other operating expenses                          28,473        34,751       -18%          113,795       143,971       -21%
Depreciation and amortization (2)                      8           451       -98%              364         7,043       -95%
Loss on impairment (3)                                 -             -          -          417,400             -       100%
Operating income (loss)                           10,189        12,431       -18%         (341,669)       83,251      -510%

Other Financial Data
Adjusted EBITDA (4)                             $ 10,197     $  12,882       -21%        $  76,095     $  90,294       -16%
Capital expenditures                               9,140        19,123       -52%           39,660        66,844       -41%


(1) Our Louisiana and Colorado gas operations were disposed of by sale on July 2, 2001 and November 30, 2001, respectively. Our Kauai Electric operations were disposed of by sale on November 1, 2002. The sale of these operations affects the comparability of data presented.
(2) Our gas and electric operations are reported as "held for sale." Accordingly, we ceased to record depreciation expense effective October 1, 2000 and January 1, 2001, respectively.
(3)  See footnote (4) on first page.
(4) Adjusted EBITDA is operating income plus depreciation and amortization and loss on impairment (see footnote (6) on first page).